Exhibit 3.1
October 2007
AMENDED AND RESTATED
BY-LAWS
OF
TOWER GROUP, INC.
ARTICLE I
OFFICES
     Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.
     Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2.2 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such time and date as may be designated from time to time by the Board of Directors and set forth in the notice or waiver of notice of the meeting.
     Section 2.3 Special Meetings. Unless otherwise prescribed by law, special meetings of the stockholders, may be called at any time only by the Chairman of the Board, if one be elected, the Chief Executive Officer, the President or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. A special meeting may not be called by any other person or persons. Special meetings of the stockholders may be held at such time and date as shall be stated in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.
     Section 2.4 Annual and Special Meeting Procedures.
     (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.
     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4 (a) (iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting and in any event at least forty-five (45) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, that, if no proxy materials were mailed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
     (c) Notwithstanding anything in the second sentence of Section 2.4(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this paragraph shall also be considered timely but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
     (d) Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 2.10 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the applicable notice procedures set forth in this Section 2.4. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the Section 2.4(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
     (e) Only persons nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
     (f) For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (g) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.5 Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     Section 2.6 Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) and in accordance with the provisions of these By-Laws shall be entitled to such number of votes as provided in the Certificate of Incorporation, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. At all meetings of stockholders, all matters, except for the election of directors and except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter. Directors shall be elected by a majority of the votes cast in uncontested elections, and by a plurality of the votes cast in contested elections, at the annual meeting of stockholders.
     Section 2.7 No Consent of Stockholders In Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in these By-Laws, and may not be taken by a written consent of the stockholders pursuant to the Delaware General Corporation Law.
     Section 2.8 Voting Lists. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order showing the address of each stockholder and the number of shares held by each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 2.9 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast in respect of all outstanding shares of stock of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the Chairman of the Board, if one be elected, the Chief Executive Officer, the President or other person entitled to chair the meeting or a majority in voting interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 2.10 Notice of Meetings; Waiver.
     (a) Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any special meeting without the unanimous consent of all the stockholders entitled to vote thereat.
     (b) A stockholder may waive notice required by law, the Certificate of Incorporation or these By-Laws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of meeting, unless the stockholder at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
ARTICLE III
DIRECTORS
     Section 3.1 General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.
     Section 3.2 Number of Directors. Subject to the rights, if any, of holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of no fewer than 5 or more than 13 directors, the exact number thereof to be determined from time to time by resolution duly adopted by the Board of Directors.
     Section 3.3 Classified Board of Directors; Election of Directors. The Directors of the Corporation, subject to the rights, if any, of the holders of preferred stock, shall be classified with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, one class (“Class I”) whose initial term expires at the 2005 annual meeting of stockholders, another class (“Class II”) whose initial term expires at the 2006 annual meeting of stockholders, and another class (“Class III”) whose initial term expires at the 2007 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections 3.4 and 3.9 of these By-Laws, at each annual meeting of stockholders of the Corporation, and subject to the rights, if any, of the holders of preferred stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Section 3.4 Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
     Section 3.5 Vacancies. Subject to the rights of the holders, if any, of preferred stock of the Corporation to elect additional directors under specified circumstances and the Certificate of Incorporation, if the office of any director becomes vacant for any reason, including but not limited to newly created directorships resulting from any increase in the number of directors, or a vacancy resulting from the removal of a director for cause, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy. Any director elected to fill a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorships were created. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
     Section 3.6 Meetings. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one be elected, the Chief Executive Officer, the President or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting the lack of notice either prior to the meeting or at its commencement.
     Section 3.7 Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     Section 3.8 Compensation. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.
     Section 3.9 Removal of Directors.

     (a) Subject to the rights of the holders, if any, of preferred stock of the Corporation, to elect additional directors under specified circumstances, any director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.
     (b) Any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors then in office.
     (c) A director may be removed by the stockholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose or one of the purposes, of the meeting is the removal of directors.
     Section 3.10 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee, as the case may be.
     Section 3.11 Participation in Meeting by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.
     Section 3.12 Entire Board of Directors. As used in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
ARTICLE IV
COMMITTEES
     Section 4.1 Committees.
     (a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more members. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.
     (b) The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
     Section 4.2 Resignation. Any member of a committee may resign at any time upon notice to the Board of Directors. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
     Section 4.3 Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.
     Section 4.4 Record of Proceedings. Each committee shall keep a record of its acts and proceedings and shall report the same to the Board of Directors when and as required by the Board of Directors.
     Section 4.5 Organization, Meetings, Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Any notice of a meeting of such Committee may be given by the Secretary of the Corporation or by the chairman of the Committee and shall be sufficiently given if given to each member at least two (2) days before the day on which the meeting is to be held. Notice of a meeting need not be given to any member who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement.
     Section 4.6 Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
ARTICLE V
OFFICERS
     Section 5.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), Chief Financial Officer, Assistant Chief Financial Officers, Controller, Treasurer, Secretary, Assistant Treasurers and one or more Vice Presidents, Assistant Secretaries, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
     Section 5.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
     Section 5.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
     Section 5.4 Removal of Officers. Any officer of the Corporation may be removed from office, for or without cause, by a vote of a majority of the Board of Directors.
     Section 5.5 Resignation. Any officer of the Corporation may resign at any time upon notice to the Corporation. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.
     Section 5.6 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 5.7 Chairman of the Board of Directors. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     Section 5.8 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. The Chief Executive Officer shall preside at all meetings of the stockholders if present thereat, and, in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors.
     Section 5.9 President. The President shall be the chief operating officer of the Company and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation.
     Section 5.10 Vice-President. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.
     Section 5.11 Treasurer. The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer, if one be elected, shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer, if one be elected, shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. The Treasurer, if one be elected, shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer, if one be elected, shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
     Section 5.12 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President or the Board of Directors as provided in these By-Laws. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall perform such other duties as may be assigned to him or her by the Board of Directors or the President.
     Section 5.13 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE VI
MISCELLANEOUS
     Section 6.1 Shares of Stock. The shares of the Corporation’s stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Any certificates representing stock in the Corporation shall be signed by the Chairman of the Board of Directors, if one be elected, the President or one of the Vice-Presidents and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, and shall certify the number of shares owned by the stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she was such officer, transfer agent or registrar at the date of issue.
     Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall cause to be sent to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights on such shares of stock.
     Section 6.2 Lost Certificates. The Corporation may issue (i) a new certificate of stock or (ii) uncertificated shares in the place of any certificate, theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against the Corporation by reason of the issue of such new certificate and against any other liability in the premises, or may remit such holder to such remedy or remedies as the holder may have under the laws of the State of Delaware.
     Section 6.3 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer any old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom such certificates shall be canceled, and the Corporation shall issue new certificates or evidence of uncertificated shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
     Section 6.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to such other action for which the record date is fixed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6.5 Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation and any such dividend may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in their discretion, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
     Section 6.6 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
     Section 6.7 Disbursements. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
     Section 6.8 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 6.9 Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
AMENDMENTS
     Section 7.1 By Stockholders. These By-Laws may be amended or repealed at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed amendment or repeal to be made is contained in the notice of such special meeting; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.
     Section 7.2 By Directors. The Board of Directors is expressly empowered to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the entire Board of Directors.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnities in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnities in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     Section 8.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition

(hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), such advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.
     Section 8.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     Section 8.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.